Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-122530, 333-132219, 333-140538, 333-156640 and 333-195905) and Form F-3 (No. 333-181459) of our reports dated April 15, 2016, relating to the consolidated financial statements and financial statement schedule of KongZhong Corporation, its subsidiaries and variable interest entities (collectively, the "Company")  and the effectiveness of the Company’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 20-F of KongZhong Corporation for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement on Form F-3 (No. 333-181459).

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People's Republic of China

April 15, 2016